UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – June 11, 2019

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2301 Industrial Drive, Neenah, Wisconsin 54956

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (as described further under Item 2.01), the credit agreement, dated as of July 22, 2016, by and among Bemis Company, Inc. (“Bemis”), the Borrowing Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and various financial institutions, was terminated and all obligations outstanding thereunder were paid off and extinguished effective as of June 11, 2019.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On June 11, 2019 (the “Closing Date”), pursuant to the Transaction Agreement (the “Agreement”), dated August 6, 2018, among Bemis, Amcor Limited (“Amcor”), Amcor plc (formerly known as Arctic Jersey Limited) (“New Amcor”), and Arctic Corp. (“Merger Sub”), pursuant to which, among other things, Merger Sub merged with and into Bemis (the “Merger”), with Bemis surviving the Merger as a wholly owned subsidiary of New Amcor.

As a result of the Merger:

•                  each share of Bemis common stock that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive 5.1 ordinary shares of New Amcor, subject to applicable withholding taxes and with cash paid in lieu of any fractional shares (the “Merger Consideration”), other than any shares held as treasury stock by Bemis or any Bemis subsidiary (which were cancelled without payment of any consideration) and any shares as to which dissenters’ rights have been exercised in accordance with applicable law (which shares shall be converted into the right to receive a payment in accordance with such dissenters’ rights) (collectively, the “Excluded Shares”);

•                  each Bemis stock-settled restricted stock unit or performance stock unit award of Bemis outstanding immediately prior to the Effective Time was canceled in exchange for the right to receive 5.1 ordinary shares of New Amcor for each share of Bemis common stock subject to such award (assuming, in the case of performance stock units, that the target level of performance were achieved) plus any accrued but unpaid dividends with respect thereto, subject to applicable withholding taxes and with cash paid in lieu of any fractional shares; and

•                  each cash-settled restricted stock unit award of Bemis outstanding immediately prior to the Effective Time was canceled in exchange for the right to receive a cash amount equal to the product of the “Applicable Share Price” to be determined in accordance with the Transaction Agreement multiplied by 5.1 ordinary shares of New Amcor for each share of Bemis common stock subject to such award plus any accrued but unpaid dividends with respect thereto, subject to applicable withholding taxes.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Agreement, which was filed as Exhibit 2.1 to Bemis’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2018 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Bemis notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the Merger had been consummated and requested that the NYSE delist Bemis common stock, and, as a result, trading of Bemis common stock (which had traded under the ticker symbol “BMS” on the NYSE) has been suspended prior to the opening of the NYSE on June 11, 2019. Bemis also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of Bemis common stock from the NYSE and the deregistration of Bemis common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Bemis intends to file a Form 15 with the SEC requesting the termination of the registration of Bemis common stock under Section 12(g) of the Exchange Act and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03                                           Material Modification to Rights of Security Holders.

In connection with the Merger, on June 11, 2019, each share of Bemis common stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) was converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Bemis common stock (other than any Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

The disclosure under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of Registrant.

As a result of the Merger, a change in control of Bemis occurred, and Bemis is now a wholly owned subsidiary of New Amcor.

To complete the Merger and related transactions, New Amcor issued approximately 1.62 billion shares.

The disclosure regarding the Merger and Agreement in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, at the Effective Time and as a result of the Merger, each of the directors of Bemis as of immediately prior to the Effective Time (William Austen, Katherine Doyle, Adele Gulfo, David Haffner, Timothy Manganello, Guillermo Novo, Marran Ogilvie, Holly Van Deuersen, George Wurtz III, and Robert Yanker) ceased to be directors, and the directors of Merger Sub immediately prior to the Effective Time (Ian Wilson and Andrew Cowper) became directors of Bemis at the Effective Time.

Also pursuant to the Agreement, at the Effective Time and as a result of the Merger, Ian Wilson and Andrew Cowper became officers of Bemis and William Austen and Michael Clauer ceased to be officers of Bemis. The remaining officers of Bemis as of immediately prior to the Effective Time (Sheri Edison, Timothy Fliss, Jerry Krempa, William Jackson and Fred Stephan) were reappointed as officers of Bemis at the Effective Time.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Agreement, at the Effective Time and as a result of the Merger, the articles of incorporation and bylaws of Bemis were amended and restated to be in the form of the articles of incorporation and bylaws, respectively, of Merger Sub, as in effect immediately prior to the effective time (except that all references to Merger Sub will be references to Bemis). The full text of the amended and restated articles of incorporation and amended and restated bylaws of Bemis are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and each is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated August 6, 2018, by and among Bemis, Amcor, New Amcor and Arctic Corp. (incorporated by reference to Exhibit 2.1 to current report on Form 8-K filed August 6, 2018)

3.1	Amended and Restated Articles of Incorporation of Bemis Company, Inc.

3.2	Amended and Restated Bylaws of Bemis Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Sheri H. Edison
Sheri H. Edison, Senior Vice President, Chief Legal Officer and Secretary

Date:                  June 11, 2019